Exhibit 99.1

SolarEdge Announces Fourth Quarter
and Full Year 2020 Financial Results

FREMONT, Calif. — February 16, 2021. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy, today announced its financial results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter 2020 Highlights

•	Revenues of $358.1 million
•	Revenues from solar products of $327.1 million
•	GAAP gross margin of 30.8%
•	Non-GAAP gross margin of 32.5%
•	GAAP gross margin from sale of solar products of 35.3%
•	Non-GAAP gross margin from sale of solar products of 36.2%
•	GAAP net income of $17.7 million
•	Non-GAAP net income of $55.7 million
•	GAAP net diluted earnings per share (“EPS”) of $0.33
•	Non-GAAP net diluted EPS of $0.98
•	1.36 Gigawatts (AC) of inverters shipped

Full Year 2020 Highlights

•	Record revenues of $1.46 billion
•	Record revenues from solar products of $1.36 billion
•	GAAP gross margin of 31.6%
•	GAAP gross margin from sale of solar products of 34.3%
•	Non-GAAP gross margin from sale of solar products of 35.0%
•	GAAP net income of $140.3 million
•	Non-GAAP net income of $224.4 million
•	GAAP net diluted earnings per share (“EPS”) of $2.66
•	Non-GAAP net diluted EPS of $4.11
•	6.1 Gigawatts (AC) of inverters shipped

“Our fourth quarter results are reflective of strength in the U.S. residential market and record revenues from outside of Europe and the U.S., led by Australia,” said Zvi Lando, CEO of SolarEdge. “The return to growth in installations in the U.S. residential market drove our sequential growth and return to the anticipated solar margins. Despite the global pandemic, we concluded the year with slight growth in revenues, healthy cash generation and are well positioned for 2021 and beyond, having invested significantly in development of new products to be released this year as well as development of our non-solar businesses, with readiness to supply full powertrain kits for the e-Mobility sector in Europe. ”

Fourth Quarter 2020 Summary

The Company reported revenues of $358.1 million, up 6% from $338.1 million in the prior quarter and down 14% from $418.2 million in the same quarter last year.

Revenues related to the solar business were $327.1 million, up 5% from $312.5 million in the prior quarter and down 16% from $389.0 million in the same quarter last year.

GAAP gross margin was 30.8%, down from 32.0% in the prior quarter and down from 34.3% year over year.

Non-GAAP gross margin was 32.5%, down from 33.5% in the prior quarter and down from 35.5% year over year.

GAAP gross margin for the solar business was 35.3%, up from 34.1% in the prior quarter and down from 37.3% year over year.

Non-GAAP gross margin for the solar business was 36.2%, up from 34.8% in the prior quarter and down from 37.8% year over year.

GAAP operating expenses were $95.9 million, up 23% from $77.7 million in the prior quarter and up 3% from $92.7 million in the same quarter last year.

Non-GAAP operating expenses were $72.9 million, up 15% from $63.2 million in the prior quarter and up 15% from $63.1 million in the same quarter last year.

GAAP operating income was $14.4 million, down 53% from $30.4 million in the prior quarter and down 71% from $50.5 million in the same quarter last year.

Non-GAAP operating income was $43.5 million, down 13% from $50.0 million in the prior quarter and down 49% from $85.3 million in the same quarter last year.

GAAP net income was $17.7 million, down 60% from $43.8 million in the prior quarter and down 67% from $52.8 million in the same quarter last year.

Non-GAAP net income was $55.7 million, down 15% from $65.9 million in the prior quarter and down 36% from $87.4 million in the same quarter last year.

GAAP net diluted earnings per share (“EPS”) was $0.33, down from $0.83 in the prior quarter and down from $1.03 in the same quarter last year.

Non-GAAP net diluted EPS was $0.98, down from $1.21 in the prior quarter and down from $1.65 in the same quarter last year.

Cash flow from operating activities was $27.0 million, down from $28.4 million in the prior quarter and down from $83.1 million in the same quarter last year.

As of December 31, 2020, cash, cash equivalents, bank deposits, restricted bank deposit and marketable securities totaled $530.2 million, net of debt, compared to $553.8 million on September 30, 2020.

Full Year 2020 Summary

Total revenues of $1.46 billion, up 2% from $1.43 billion in the prior year.

GAAP gross margin was 31.6%, down from 33.6% in the prior year.

Non-GAAP gross margin was 33.0%, down from 34.9% in the prior year.

GAAP operating income was $142.6 million, down 25% from $189.9 million in the prior year.

Non-GAAP operating income was $218.8 million, down 21% from $276.8 million in the prior year.

GAAP net income was $140.3 million, down 4% from $146.5 million in the prior year.

Non-GAAP net income was $224.4 million, down 4% from $233.2 million in the prior year.

GAAP net diluted EPS was $2.66, down from $2.90 in the prior year.

Non-GAAP net diluted EPS was $4.11, down from $4.44 in the prior year.

Cash flow from operating activities of $222.7 million, down from $259.0 million in the prior year.

Outlook for the First Quarter 2021

The Company also provides guidance for the first quarter ending March 31, 2021 as follows:

•	Revenues to be within the range of $385 million to $405 million
•	Non GAAP gross margin expected to be within the range of 34% to 36%
•	Revenues from solar products to be within the range of $360 million to $375 million
•	Non GAAP gross margin from sale of solar products expected to be within the range of 36% to 38%

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. ET on Tuesday, February 16, 2021. The call will be available, live, to interested parties by dialing 800-347-6311. For international callers, please dial +1 646-828-8143. The Conference ID number is 3276360.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by PV systems. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, UPS, electric vehicle powertrains, and grid services solutions. SolarEdge is online at solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of February 16, 2021.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

	Three months ended December 30,		Year ended December 31,
	2020	2019	2020	2019
	Unaudited

Revenues	$358,107	$418,223	$1,459,271	$1,425,660
Cost of revenues	247,782	274,974	997,912	946,322

Gross profit	110,325	143,249	461,359	479,338

Operating expenses:
Research and development	47,513	34,900	163,123	121,351
Sales and marketing	28,872	23,659	95,985	87,984
General and administrative	18,042	11,771	63,119	49,361
Other operating expenses (income), net	1,471	22,391	(3,429)	30,696

Total operating expenses	95,898	92,721	318,798	289,392

Operating income	14,427	50,528	142,561	189,946

Financial expenses (income), net	(10,380)	(11,058)	(21,105)	11,343

Income before income taxes	24,807	61,586	163,666	178,603

Income taxes	7,152	9,241	23,344	33,646

Net income	$17,655	$52,345	$140,322	$144,957

Net loss attributable to Non-controlling interests	-	433	-	1,592

Net income attributable to SolarEdge Technologies, Inc.	$17,655	$52,778	$140,322	$146,549

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2020	2019
CURRENT ASSETS:
Cash and cash equivalents	$827,146	$223,901
Short-term bank deposits	60,096	5,010
Restricted bank deposits	2,611	27,558
Marketable securities	143,687	91,845
Trade receivables, net of allowances of $2,886 and $2,473, respectively	218,706	298,383
Inventories, net	331,696	170,798
Prepaid expenses and other current assets	135,399	115,268
Total current assets	1,719,341	932,763

LONG-TERM ASSETS:
Marketable securities	147,434	119,176
Deferred tax assets, net	11,676	16,298
Property, plant and equipment, net	303,408	176,963
Operating lease right-of-use assets, net	41,600	35,858
Intangible assets, net	67,818	74,008
Goodwill	140,479	129,654
Other long-term assets	5,353	9,904
Total long-term assets	717,768	561,861

Total assets	$2,437,109	$1,494,624

CURRENT LIABILITIES:
Trade payables, net	$162,051	$157,148
Employees and payroll accruals	63,738	47,390
Current maturities of bank loans and accrued interest	16,894	15,673
Warranty obligations	62,614	65,112
Deferred revenues and customers advances	24,648	70,815
Accrued expenses and other current liabilities	106,154	80,576
Total current liabilities	436,099	436,714

LONG-TERM LIABILITIES:
Convertible senior notes, net	573,350	-
Warranty obligations	142,380	107,451
Deferred revenues	115,372	89,982
Deferred tax liabilities, net	8,593	4,461
Finance lease liabilities	26,173	2,399
Operating lease liabilities	35,194	30,213
Other long-term liabilities	14,191	11,734
Total long-term liabilities	915,253	246,240

STOCKHOLDERS’ EQUITY:
Common stock	5	5
Additional paid-in capital	603,891	475,792
Accumulated other comprehensive income (loss)	3,857	(1,809)
Retained earnings	478,004	337,682
Total stockholders’ equity	1,085,757	811,670

Total liabilities and stockholders’ equity	$2,437,109	$1,494,624

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2020	2019
Cash flows provided by operating activities:
Net income	$140,322	$144,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	22,355	17,261
Amortization of intangible assets	9,479	9,634
Amortization of debt discount and debt issuance costs	3,185	-
Amortization of premium and accretion of discount on available-for-sale marketable securities, net	1,168	92
Stock-based compensation expenses	67,309	60,353
Deferred income taxes, net	(2,738)	(6,037)
Loss from sale of business	-	5,269
Other items	2,451	713
Changes in assets and liabilities:
Inventories, net	(149,661)	(22,544)
Prepaid expenses and other assets	(3,276)	(67,323)
Trade receivables, net	86,538	(124,071)
Operating lease right-of-use assets and liabilities, net and effect of exchange rate differences	1,409	2,192
Trade payables, net	3,333	47,837
Employees and payroll accruals	18,315	18,592
Warranty obligations	32,274	50,780
Deferred revenues and customers advances	(21,438)	83,137
Other liabilities	11,630	38,158
Net cash provided by operating activities	222,655	259,000

Cash flows from investing activities:
Investment in available-for-sale marketable securities	(223,705)	(160,054)
Proceed from sales and maturities of available-for-sale marketable securities	141,839	142,744
Purchase of property, plant and equipment	(126,790)	(72,562)
Withdrawal from (investment in) bank deposits, net	(54,752)	4,860
Withdrawal from (investment in) restricted bank Deposits, net	25,267	(26,145)
Business combinations, net of cash acquired	-	(38,435)
Other investing activities	1,504	(3,261)
Net cash used in investing activities	(236,637)	(152,853)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net	617,869	-
Repayment of bank loans	(15,595)	(9,514)
Proceeds from bank loans	16,944	249
Proceeds from exercise of stock-based awards	21,500	9,066
Change in non-controlling interests	-	(71,468)
Other financing activities	(234)	(1,354)
Net cash provided by (used in) financing activities	640,484	(73,021)

Increase in cash and cash equivalents	626,502	33,126
Cash and cash equivalents at the beginning of the period	223,901	187,764
Effect of exchange rate differences on cash and cash equivalents	(23,257)	3,011

Cash and cash equivalents at the end of the period	$827,146	$223,901

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except share and per share data)

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Gross profit (GAAP)	110,325	108,063	143,249	461,359	479,338
Stock-based compensation	3,720	2,730	2,268	11,082	6,964
Cost of product adjustment	----	----	448	313	1,556
Amortization and depreciation of acquired assets	2,374	2,429	2,489	9,484	9,771
Gross profit (Non-GAAP)	116,419	113,222	148,454	482,238	497,629

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Gross margin (GAAP)	30.8%	32.0%	34.3%	31.6%	33.6%
Stock-based compensation	1.0%	0.8%	0.5%	0.8%	0.5%
Cost of product adjustment	----	----	0.1%	----	0.1%
Amortization and depreciation of acquired assets	0.7%	0.7%	0.6%	0.6%	0.7%
Gross margin (Non-GAAP)	32.5%	33.5%	35.5%	33.0%	34.9%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating expenses (GAAP)	95,898	77,669	92,721	318,798	289,392
Stock-based compensation - R&D	(8,919)	(6,904)	(4,937)	(27,048)	(16,872)
Stock-based compensation - S&M	(8,710)	(4,066)	(3,157)	(19,413)	(11,062)
Stock-based compensation - G&A	(2,967)	(2,559)	916	(9,766)	(6,991)
Amortization and depreciation of acquired assets - R&D	(14)	(26)	(30)	(91)	(92)
Amortization and depreciation of acquired assets - S&M	(230)	(370)	33	(1,187)	(1,214)
Amortization and depreciation of acquired assets - G&A	(8)	(8)	45	(33)	(35)
Acquisition related expenses	----	----	----	----	(949)
Assets disposal	(649)	(558)	(56)	(1,207)	(622)
Other operating income (expenses)	(1,471)	----	(22,391)	3,429	(30,696)
Operating expenses (Non-GAAP)	72,930	63,178	63,144	263,482	220,859

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except share and per share data)

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating income (GAAP)	14,427	30,394	50,528	142,561	189,946
Cost of product adjustment	----	----	448	313	1,556
Stock-based compensation	24,316	16,259	9,446	67,309	41,889
Amortization and depreciation of acquired assets	2,626	2,833	2,441	10,795	11,112
Acquisition related expenses	----	----	----	----	949
Assets disposal	649	558	56	1,207	622
Other operating (income) expenses	1,471	----	22,391	(3,429)	30,696
Operating income (Non-GAAP)	43,489	50,044	85,310	218,756	276,770

	Reconciliation of GAAP to Non-GAAP Financial expenses (income), net
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Financial expenses (income), net (GAAP)	(10,380)	(15,765)	(11,058)	(21,105)	11,343
Notes due 2025	(3,017)	(168)	----	(3,185)	----
Non cash interest	(1,305)	(1,254)	(1,055)	(4,887)	(3,645)
Currency fluctuation related to lease standard	(2,172)	(243)	(266)	(2,274)	(2,591)
Amortization and depreciation of acquired assets	----	----	348	(982)	348
Financial expenses (income), net (Non-GAAP)	(16,874)	(17,430)	(12,031)	(32,433)	5,455

	Reconciliation of GAAP to Non-GAAP Tax on income
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Tax on income (GAAP)	7,152	2,408	9,241	23,344	33,646
Deferred taxes	(2,522)	(816)	1,114	3,434	6,037
Tax on income (Non-GAAP)	4,630	1,592	10,355	26,778	39,683

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except share and per share data)

	Reconciliation of GAAP to Non-GAAP Net income
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income attributable to SolarEdge Technologies Inc. (GAAP)	17,655	43,751	52,778	140,322	146,549
Cost of product adjustment	----	----	448	313	1,556
Stock-based compensation	24,316	16,259	9,446	67,309	41,889
Amortization and depreciation of acquired assets	2,626	2,833	2,093	11,777	10,764
Acquisition related expenses	----	----	----	----	949
Assets disposal	649	558	56	1,207	622
Other operating (income) expenses	1,471	----	22,391	(3,429)	30,696
Notes due 2025	3,017	168	----	3,185	----
Non cash interest	1,305	1,254	1,055	4,887	3,645
Currency fluctuation related to lease standard	2,172	243	266	2,274	2,591
Deferred taxes	2,522	816	(1,114)	(3,434)	(6,037)
Net income attributable to SolarEdge Technologies Inc. (Non-GAAP)	55,733	65,882	87,419	224,411	233,224

	Reconciliation of GAAP to Non-GAAP Net basic EPS
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net basic earnings per share (GAAP)	0.34	0.87	1.08	2.79	3.06
Cost of product adjustment	----	----	0.01	0.01	0.03
Stock-based compensation	0.48	0.32	0.20	1.34	0.87
Amortization and depreciation of acquired assets	0.05	0.05	0.04	0.24	0.23
Acquisition related expenses	----	----	----	----	0.02
Assets disposal	0.01	0.01	----	0.02	0.01
Other operating (income) expenses	0.03	----	0.46	(0.07)	0.64
Notes due 2025	0.06	----	----	0.06	----
Non cash interest	0.02	0.03	0.02	0.10	0.08
Currency fluctuation related to lease standard	0.05	----	----	0.05	0.06
Deferred taxes	0.05	0.02	(0.02)	(0.07)	(0.13)
Net basic earnings per share (Non-GAAP)	1.09	1.30	1.79	4.47	4.87

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except share and per share data)

	Reconciliation of GAAP to Non-GAAP Net diluted EPS
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net diluted earnings per share (GAAP)	0.33	0.83	1.03	2.66	2.90
Cost of product adjustment	----	----	0.01	----	0.02
Nonvested PSUs	----	----	(0.01)	----	----
Stock-based compensation	0.44	0.28	0.15	1.20	0.68
Amortization and depreciation of acquired assets	0.05	0.05	0.04	0.21	0.22
Acquisition related expenses	----	----	----	----	0.02
Assets disposal	0.01	0.01	----	0.03	0.01
Other operating (income) expenses	0.03	----	0.43	(0.07)	0.59
Notes due 2025	0.02	----	----	0.02	----
Non cash interest	0.02	0.02	0.02	0.08	0.07
Currency fluctuation related to lease standard	0.04	----	----	0.05	0.05
Deferred taxes	0.04	0.02	(0.02)	(0.07)	(0.12)
Net diluted earnings per share (Non-GAAP)	0.98	1.21	1.65	4.11	4.44

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted EPS
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Number of shares used in computing net diluted earnings per share (GAAP)	53,496,384	53,144,188	50,966,778	52,795,475	50,195,661
Stock-based compensation	865,179	1,134,877	1,774,490	1,138,517	2,011,807
Notes due 2025	2,276,818	----	----	618,701	----
Number of shares used in computing net diluted earnings per share (Non-GAAP)	56,638,381	54,279,065	52,741,268	54,552,693	52,207,468